Exhibit 21.1

SUBSIDIARIES

Access Title LLC

Advantage Title & Insurance, LLC (Delaware)

Alpha Referral Network LLC. (Texas)

American Title Company of Houston (TX)

Apex Real Estate Information Services, LLC (Pennsylvania)

Apple Ridge Funding LLC (Delaware)

Apple Ridge Services Corporation (Delaware)

Associated Client Referral LLC (Delaware)

Associates Investments (California)

Associates Realty Network (California)

Associates Realty, Inc. (California)

Associates Title, LLC (Delaware)

ATCOH Holding Company (Texas)

Atlantic Title & Trust, LLC (Delaware) (joint venture)

Baldwin County Settlement Services, LLC (Delaware) (joint venture)

Batjac Real Estate Corp. (New York)

Better Homes and Gardens Real Estate Licensee LLC (Delaware)

Better Homes and Gardens Real Estate LLC (Delaware)

Bob Tendler Real Estate, Inc. (Connecticut)

Burgdorff LLC (Delaware)

Burgdorff Referral Associates LLC (Delaware)

Burgdorff Referral Associates, Inc. (New Jersey)

Burnet Realty, Inc. (Wisconsin)

Burnet Realty,LLC (Minnesota)

Burnet Title Holding LLC (Minnesota)

Burnet Title LLC (Minnesota)

Burnet Title of Indiana, LLC (Indiana) (joint venture)

Burnet Title of Ohio, LLC (Ohio)

Burrow Escrow Services, Inc. (California)

C21 TM LLC(CA)

Cambridge Settlement Services.com, LLC (Alabama) (joint venture)

Career Development Center, LLC (Delaware)

Cartus Business Answers No. 2 Plc (United Kingdom)

Cartus Corporation (Canada)

Cartus Corporation (Delaware)

Cartus Corporation Limited (Hong Kong)

Cartus Corporation Pte. Ltd. (Australia)

Cartus Financial Corporation (Delaware)

Cartus Funding Limited (United Kingdom)

Cartus Global Holdings Limited (Hong Kong)

Cartus Holdings Limited (United Kingdom)

Cartus II Limited (United Kingdom)

Cartus Limited (United Kingdom)

Cartus Management Consulting (Shanghai) Co., Ltd. (Hong Kong)

Cartus Partner Corporation (Delaware)

Cartus Property Services Limited (United Kingdom)

Cartus Pty. Ltd. (Australia)

Cartus Puerto Rico Corporation (Puerto Rico)

Cartus Relocation Corporation (Delaware)

Cartus Services II Limited (United Kingdom)

Cartus Services Limited (United Kingdom)

Cartus UK Plc (United Kingdom)

CB TM LLC(CA)

CDRE TM LLC (DE)

Century 21 Real Estate LLC (Delaware)

CGRN, Inc. (Delaware)

Charter Title LLC (Delaware)

Coldwell Banker LLC (Delaware)

Coldwell Banker Canada Operations ULC (Nova Scotia)

Coldwell Banker Commercial Pacific Properties LLC (Hawaii)

Coldwell Banker Pacific Properties LLC (Hawaii)

Coldwell Banker Real Estate Services LLC (Delaware)

Coldwell Banker Real Estate Services, Inc. (New Jersey)

Coldwell Banker Real Estate LLC (California)

Coldwell Banker Residential Brokerage Company (California)

Coldwell Banker Residential Brokerage LLC (Delaware)

Coldwell Banker Residential Real Estate LLC (California)

Coldwell Banker Residential Real Estate Services of Wisconsin, Inc. (Wisconsin)

Coldwell Banker Residential Referral Network, Inc. (California)

Coldwell Banker Residential Referral Network, Inc. (Pennsylvania)

Colorado Commercial LLC (Colorado)

Cook Pony Farm Real Estate, Inc. (New York)

Corcoran Group-Brooklyn Landmark, LLC (New York)

Cotton Real Estate, Inc. (Massachusetts)

DeWolfe Realty Affiliates, Inc. (Maine)

DeWolfe Relocation Services, Inc. (Massachusetts)

Douglas and Jean Burgdorff, Inc. (New Jersey)

Equity Title Company (California)

Equity Title Messenger Service Holding LLC (Delaware)

ERA Franchise Systems LLC (Delaware)

ERA General Agency Corporation (Missouri)

ERA General Agency of New Jersey, Inc. (New Jersey)

ERA TM LLC (CA)

Fairtide Insurance Ltd. (Bermuda)

FedState Strategic Consulting, Incorporated (Delaware)

First Advantage Title, LLC (Delaware) (joint venture)

First California Escrow Corporation (Delaware)

First Place Title, LLC (Delaware) (joint venture)

Florida’s Preferred School of Real Estate, Inc. (Florida)

Franchise Settlement Services, Inc. (Delaware)

Fred Sands School of Real Estate, Inc. (California)

Freedom Settlement Group, LLC (Delaware)

FSA Membership Services, LLC (Delaware)

Grand Title, LLC (Delaware)

Guardian Holding Company (Delaware)

Guardian Title Agency, LLC (Colorado)

Guardian Title Company (California)

Gulf South Settlement Services, LLC (Delaware)

HFS Mobility Services Inc. (Canada)

Hickory Title, LLC (Delaware)

Hillshire House, Incorporated (Connecticut)

Home Referral Network LLC (Minnesota)

Island Settlement Services, LLC (Delaware) (joint venture)

J.W. Riker-Northern R.I., Inc. (Rhode Island)

Jack Gaughen LLC (Pennsylvania)

Kenosia Funding, LLC (Delaware)

Keystone Closing Services LLC (Delaware)

Keystone Title, LLC (Delaware) (joint venture)

King Title Services, LLC ( Alabama) (joint venture)

Landmark Shelfco Limited (United Kingdom)

Legend Title LLC (Delaware)

Lehigh Title, LLC (Delaware) (joint venture)

Lincoln Settlement Services, LLC (Delaware)

Lincoln Title, LLC (Delaware) (joint venture)

Market Street Settlement Group LLC (New Hampshire)

Mercury Title LLC (joint venture)

Metro Title, LLC (Delaware) (joint venture)

Mid-State Escrow Corporation (Delaware)

National Coordination Alliance LLC. (California)

NRT Arizona Commercial, LLC (Delaware)

NRT Arizona Exito LLC

NRT Arizona LLC (Delaware)

NRT Arizona Referral LLC (Delaware)

NRT Colorado LLC (Colorado)

NRT Columbus LLC (Delaware)

NRT Commercial Ohio Incorporated (Ohio)

NRT Commercial Utah LLC (Utah)

NRT Commercial LLC (Delaware)

NRT Devonshire LLC (Delaware)

NRT Hawaii Referral LLC (Delaware)

NRT Insurance Agency, Inc. (MA)

NRT LLC (Delaware)

NRT Mid-Atlantic LLC (Maryland)

NRT Mid-Atlantic Title Services, LLC (Maryland)

NRT Missouri LLC (Delaware)

NRT Missouri Referral Network LLC (Delaware)

NRT Missouri Referral Network, Inc. (Missouri)

NRT Missouri, Inc. (Missouri)

NRT New England LLC (Delaware)

NRT New York LLC (Delaware)

NRT Northfork LLC (Delaware)

NRT Pittsburgh LLC (Delaware)

NRT Relocation LLC (Delaware)

NRT Settlement Services of Texas LLC (Delaware)

NRT Settlement Services of Missouri LLC (Delaware)

NRT Sunshine, Inc. (Delaware)

NRT Texas LLC (Texas)

NRT Texas Real Estate Services LLC (Texas)

NRT The Condo Store LLC (Delaware)

NRT Title Agency, LLC (Delaware) (joint venture)

NRT Title Services of Maryland LLC (Delaware)

NRT Utah LLC (Delaware)

O’Conor, Piper & Flynn Recreational and Social Club, Inc. (Maryland)

Oncor International LLC (Delaware)

Pacesetter Nevada, Inc. (Nevada)

Pacific Access Holding Company, LLC (Delaware)

Pacific Escrow Group, Inc. (California)

Pacific Properties Referrals, Inc. (Hawaii)

Patriot Settlement Services, LLC (Delaware)

PHH Network Services S.A. de C.V. (Mexico)

Platinum Title & Settlement Services, LLC (Delaware) (joint venture)

Prime Commercial, Inc. (Utah)

Processing Solutions LLC, (Texas)

Professionals’ Title Company, LLC (Delaware) (joint venture)

Progressive Title Company, Inc. (California)

Quality Choice Title LLC (Delaware)

Real Estate Referral LLC (Connecticut)

Real Estate Referral, Inc. (Connecticut)

Real Estate Referrals LLC. (Maryland)

Real Estate Services LLC (Delaware)

Real Estate Services of Pennsylvania LLC (Pennsylvania)

Realogy Blue Devil Holdco LLC (Delaware)

Realogy Cavalier Holdco LLC (Delaware)

Realogy Charitable Foundation, Inc. (Delaware)

Realogy Corporation (Delaware)

Realogy Franchise Group, Inc. (Delaware)

Realogy Global Services LLC (Delaware)

Realogy Licensing LLC (Delaware)

Realogy Operations LLC (California)

Realogy Services Group LLC (Delaware)

Realogy Services Venture Partner LLC (Delaware)

Realty Stars, Ltd. (Illinois)

Referral Associates of Florida (Florida)

Referral Associates of New England LLC (Massachusetts)

Referral Network LLC (Florida)

Referral Network, Inc. (Texas)

Referral Network, LLC (Colorado)

Riverbend Title, LLC (Delaware) (joint venture)

Rocky Mountain Settlement Services, LLC (Delaware )

RT Title Agency LLC (Delaware) (joint venture)

Scranton Abstract, LLC (Delaware)

Secured Land Transfers LLC (Delaware)

Security Settlement Services, LLC (Delaware) (joint venture)

Shelter Title LLC (Delaware)

Shelton Recovery LLC (Delaware)

Skyline Title, LLC (Delaware) (joint venture)

Sotheby’s International Realty Limited (UK)

Sotheby’s International Realty Referral Company, LLC (Delaware)

Sotheby’s International Realty UK Limited (UK)

Sotheby’s International Realty Affiliates LLC (Delaware)

Sotheby’s International Realty Licensee LLC (Delaware)

Sotheby’s International Realty, Inc. (Delaware)

South Land Title Co., Inc. (TX)

South-Land Title of Montgomery County, Inc. (TX)

St. Joe Real Estate Services, Inc. (Florida)

St. Joe Title Services LLC (Florida)

St. Mary’s Title Services LLC (New Hampshire)

Summit Escrow (California)

Sunland Title, LLC (Florida)

Susquehanna Land Transfers, LLC (Delaware) (joint venture)

TAW Holding, Inc. (Texas)

TBR Settlement Services, LLC (Delaware)

Texas American Dissolution (Delaware)

Texas American Title Company (Texas)

Texas American Title Company of Austin (Texas)

The Corcoran Group Eastside, Inc. (New York)

The DeWolfe Companies, Inc. (Massachusetts)

The DeWolfe Company, Inc. (Massachusetts)

The Four Star Corp. (Connecticut)

The Masiello Group Closing Services, LLC (New Hampshire) (joint venture)

The Miller Group, Inc. (Maryland)

The Sunshine Group (Florida) Ltd. Corp. (Florida)

The Sunshine Group Ltd (New York)

Title Resource Group Affiliates Holdings LLC (Delaware)

Title Resource Group Holdings LLC (Delaware)

Title Resource Group LLC (Delaware)

Title Resource Group Services LLC (Delaware)

Title Resources Guaranty Company (Texas)

Title Resources Incorporated (Delaware)

TRG Services, Escrow, Inc. (Delaware)

TRG Settlement Services LLC (Alabama)

TRG Settlement Services LLP (Pennsylvania)

Trust of New England, Inc. (Massachusetts)

UK Relocation Receivables Funding Limited (United Kingdom)

US National 1031 Exchange LLC (California)

Valley of California, Inc. (California)

West Coast Escrow Closing Co. (California)

West Coast Escrow Company (California)

West Coast Valencia Escrow Company, Inc. (Delaware) (joint venture)

William Orange Realty, Inc. (Connecticut)